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                                Aon CORPORATION
                       1994 AMENDED AND RESTATED OUTSIDE
                           DIRECTOR STOCK AWARD PLAN


1. PURPOSE: Aon Corporation (the "Company") has established the 1994 Amended and Restated Outside Director Stock Award Plan (the "Plan"). The purposes of the Plan are to attract and retain well qualified persons for service as directors of the Company, who are not salaried employees of the Company or any of its subsidiaries ("Outside Directors"); and to provide such Outside Directors with the opportunity to increase their proprietary interest in the Company, and thereby to increase their personal interest in the Company's continued success, through the payment of a portion of directors' fees and through the payment of retirement income in the form of shares of the Company Common Stock, $1.00 par value ("Common Stock").

2. ADMINISTRATION: The Organization and Compensation Committee (the "Committee") of the Board of Directors of Aon Corporation will have the responsibility and authority to administer and interpret the provisions of the Plan.

     In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee shall be entitled to rely upon the advice, opinions or valuation of any such persons.
All usual and reasonable expenses of the Committee shall be paid by the Company. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation, in the absence of a fraudulent act or omission.

3. ELIGIBILITY: Awards under the Plan shall be available to all Outside Directors; provided, that no director who is an employee of the Company or any of its subsidiaries shall be eligible for participation in the Plan.

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4.  AWARDS:

     (a) ANNUAL AWARDS: At each meeting of the Board of Directors of the Company (the "Board") next following the Annual Meeting of Stockholders of the Company (the "Annual Meeting of the Board") beginning with the meeting to be held on April 20, 1990 (the "Effective Date"), each Outside Director shall be awarded 300 shares of Common Stock (the "Annual Fees Award") subject to and in accordance with the terms of Section 5. Each such award shall be evidenced by a written agreement, executed by the Outside Director and the Company.

     In the case of an Outside Director who is appointed to the Board other than at the Annual Meeting of Stockholders in any year, such Outside Director shall be awarded a prorated number of full shares of Common Stock based on the number of prospective full months of service during the year to end at the then next Annual Meeting of the Board.

     (b)  RETIREMENT AWARDS:
          (i) Beginning April 15, 1994, each Outside Director in office as of April 15, 1994 will be credited as of each Annual Meeting of the Board with shares of Common Stock, subject to and in accordance with the terms of Section 5, with a Market Value equivalent to the product of
          (a) each such Outside Director's years of past service as an Outside Director of the Company, subject to a maximum of 10 years, multiplied by (b) ten thousand dollars ($10,000) and divided by (c) the number of years of service from April 15, 1994 to each such Outside Director's Mandatory Retirement Date (the "Past Service Award").

          (ii) Beginning April 15, 1994, for each full year of service as an Outside Director after April 15, 1994, an Outside Director will be credited as of each Annual Meeting of the Board with shares of Common Stock, subject to and in accordance with the terms of Section 5, equivalent to twenty thousand

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          dollars ($20,000) in value (the "Future Service Award").

          (iii) The "Market Value" as of the date of the Annual Meeting of Stockholders shall mean the arithmetic mean of the high and low prices of the Common Stock as quoted on the New York Stock Exchange as published in the Wall Street Journal.

          (iv) All accumulated shares (hereinafter referred to as "Retirement Shares") credited pursuant to this subparagraph (b) shall vest at the rate of ten percent per year of total service; provided, however, all Retirement Shares credited pursuant to this subparagraph (b) shall be 100% vested at such time as an Outside Director reaches the Mandatory Retirement Date. As used herein, a "year of total service" means that period of time measured from Annual Meeting of Stockholders to the next following Annual Meeting of Stockholders. As used herein "Mandatory Retirement Date" shall mean the next regularly scheduled Annual Meeting of Stockholders immediately following attainment of age 72.

          (v) On the first day of the month following the latter of the Mandatory Retirement Date or the date a Director ceases to serve as a director, the number of Retirement Shares credited to the Outside Director will be distributed to the retired Director in ten equal annual installments.

               If an Outside Director retires prior to the Mandatory Retirement Date, the distribution of vested Retirement Shares shall be deferred for the lesser of five years from the date services to the Board ceases, or the number of years remaining until the Mandatory Retirement Date and shall be paid in equal annual installments over ten years. Such deferred distribution shall commence on the first day of the month following the deferral period.

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               In the event of an Outside Director's death following retirement from the Board any remaining shares payable pursuant to this subparagraph (b)(v) shall be distributed to the designated beneficiary or if none then the estate.
          (vi) In the event that an Outside Director becomes unable to fulfill his duties as a director due to death or disability all Retirement Shares including unaccrued Past Service Awards as of that date shall be 100% vested and payable to the director in ten equal annual installments commencing at the beginning of the month following death or determination of disability.

          In the event of an Outside Director's death while an active member of the Board of Directors, all shares payable pursuant to this subparagraph (b)(vi) shall be distributed to the designated beneficiary, or if none then the estate, in ten equal installments.

5.   TERMS AND CONDITIONS:

     (a) Up to 30,000 shares of Common Stock may be issued pursuant to the Plan. Shares of Common Stock issued pursuant to the Plan will be drawn from treasury shares. Such shares will not be registered under the Securities Act of 1933, as amended (the "Act") and will be "restricted securities" as defined in the Act or rules promulgated thereunder. Such shares may not be sold, assigned, transferred or otherwise disposed of in the absence of an effective registration statement covering such shares, or unless such registration is not required by reason of an exemption available under the Act. Shares awarded under the Plan shall be certificated. Certificates for shares issued under the Plan shall include the following legend:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and, accordingly, may not be offered, sold or otherwise pledged, hypothecated or transferred unless (A) pursuant to an effective

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          registration statement under the Act or (B) an applicable exemption from the registration requirements of the Act is available. In addition, the transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the Aon Corporation 1994 Amended and Restated Outside Director Stock Award Plan."

     (b) No award of Common Stock received under the Plan may be sold, assigned, transferred or otherwise disposed of for at least six months after receipt of the award, unless death or disability of the Outside Director occurs before the expiration of the six-month period.

     (c) An Annual Fees Award received by an Outside Director who does not elect to defer such receipt as provided in Section 6, shall be shown in the Company's proxy statement if appropriate for the year in which the Common Stock was granted, and the Outside Director, as of the date of receipt of the Common Stock, shall be registered as a "Stockholder of Record" and shall immediately become entitled to all dividends paid on the Company's Common Stock and to all voting rights accorded the Company's Common Stock and the shares shall be shown on the appropriate form for reporting beneficial ownership of securities pursuant to Section 16 of the Securities Exchange Act of 1934.

     (d) The Board shall appropriately adjust the number of shares for which awards may be granted pursuant to the Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization.

6.   DEFERMENT OF ANNUAL FEES AWARD:

     (a) Each year the Outside Director may make an irrevocable election to defer the receipt of the Annual Fees Award until a date agreed upon between the Outside Director

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and the Company (the "Distribution Date").  Such election shall be made each year in advance of the date of the Annual Meeting of Stockholders at which the Outside Director is standing for election. In the case of an Outside Director who is elected to the Board other than at the Annual Meeting of Stockholders, such election to defer shall be in advance of the Board meeting at which the Outside Director is standing for election.

     (b) A bookkeeping account shall be established for each Outside Director's deferred Annual Fees Award ("Bookkeeping Account"). The Bookkeeping Account shall reflect the number of shares of Common Stock deferred from time to time by each Outside Director. The Bookkeeping Account shall also be credited with the amount of cash dividends each Outside Director would have received from time to time had the Outside Director actually owned the number of shares credited to his or her Bookkeeping Account on each dividend payment date. With regard to the cash dividends, each Outside Director may choose either:

          (i) To have the Bookkeeping Account credited with a number of units("Stock Units") equal to the number of shares of Common Stock (including fractions of a share) which is equal to the cash dividend portion of the Bookkeeping Account then attributed to the Outside Director, assuming the purchase price per share is equal to the Market Price on such dividend payment date.

          (ii) To have the Bookkeeping Account credited with cash and that cash portion of the Bookkeeping Account shall be credited with interest, compounded semi-annually at an annual rate determined as of January 1st and July 1st of each year by averaging the one-year Treasury bill yield as published monthly by the Federal Reserve Bank of St. Louis on a bank discount basis through the secondary market for the last six months immediately prior thereto.

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7.   COMPANY'S OBLIGATION:  The Company's obligation with respect to each
Outside Director's Bookkeeping Account or Retirement Shares shall be a general liability of the Company and the Company shall not be required to fund in any manner any such Bookkeeping Account or Retirement Shares. Any shares of Common Stock deliverable or cash payable with respect to any Bookkeeping Account or Retirement Shares shall come solely from the general assets of the Company. The rights of an Outside Director with respect to any Bookkeeping Account or Retirement Shares shall be those of an unsecured general creditor. Outside Directors shall not have the right to vote Common Stock credited to any Bookkeeping Account or any credited Retirement Shares, and shall not be required to be shown as owning such Common Stock on any proxy statement and shall not be required to show such Common Stock on the appropriate form for reporting beneficial ownership under Section 16 of the Securities Exchange Act of 1934 until the Distribution Date of such Annual Fees Award or receipt of Retirement Shares after the Mandatory Retirement Date.

8. TRANSFERABILITY: Any award deferred pursuant to Section 6 and/or any credited Retirement Shares shall not be transferable other than by will or the laws of descent and distribution, and shall not be receivable prior to the Distribution Date or the Mandatory Retirement Date with regard to Retirement Shares, but in no event shall such date be less than six months from the date of the award, except in the case of the Outside Director's death or disability.

9. REGULATORY COMPLIANCE AND LISTING: The delivery of any shares under this Plan may be postponed by the Company for such period as may be required to comply with Federal or State securities laws, including listing requirements, national securities exchange requirements and any other law or regulation applicable to the delivery of such shares. The Company shall not be obligated to deliver any shares under this Plan if such delivery shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange. In addition, the shares when delivered may be subject to conditions, including transfer restrictions, if such conditions are required to

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comply with applicable securities law.

10. NO RIGHT TO CONTINUE AS OUTSIDE DIRECTOR: Nothing contained in this Plan shall be construed as conferring upon the Outside Director the right to continue to be associated with the Company as an Outside Director or in any other capacity.

11. AMENDMENT OR DISCONTINUANCE: The Board may amend, rescind or terminate the Plan as it shall deem advisable; provided, however, that no change may be made more than once every six months and no changes may be made in awards theretofore granted under the Plan which would impair an Outside Director's rights without his or her consent.

12. APPROVAL OF PLAN: The Outside Director Stock Award Plan was originally adopted by the Board on March 16, 1990 and approved by the Company's stockholders as of April 19, 1991. The 1994 Amended and Restated Outside Director Stock Award Plan was adopted by the Board on March 18, 1994 and must be submitted to the Company's stockholders within 18 months of its approval by the Board. If the Company does not obtain stockholder approval of the 1994 Amended and Restated Plan within 18 months, any Retirement Awards made subsequent to March 18, 1994 will be null and void, but the Outside Director Stock Award Plan will be deemed to have continued unamended and in full force and effect.

13. GOVERNING LAW: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Illinois pertaining to contracts made and to be performed wholly within such jurisdiction, except as Federal Law may apply.

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